UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Integra LifeSciences Holdings Corporation (“ILS Holdings”) on January 15, 2014 (the “Initial Form 8-K”) to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date the Initial Form 8-K was required to be filed. The financial statements of Confluent Surgical, Inc., a Delaware corporation (“Confluent Surgical”) represent the business acquired by Integra LifeSciences Corporation (the “Company”), a Delaware corporation and wholly-owned subsidiary of ILS Holdings.

As previously announced, on October 25, 2013, the Company entered into a stock purchase agreement (the “Purchase Agreement”) with Covidien Group S.a.r.l, a Luxembourg company (“Covidien”), for the acquisition by the Company of Confluent Surgical, including its surgical sealant and adhesion barrier product lines. Pursuant to the Purchase Agreement, on January 15, 2014, the Company acquired all of the capital stock of Confluent Surgical.
Under the terms of the Purchase Agreement, the Company paid Covidien an initial cash payment of $231 million upon the closing of the transaction on January 15, 2014 and at that time made a prepayment of $4 million under a transitional supply agreement with an affiliate of Covidien. In addition, the Company may pay Covidien up to $30 million following the closing, contingent upon obtaining certain U.S. and European governmental approvals related to the completion of the transition of the Confluent Surgical business and the timely supply of products under the transitional supply agreement. The Company also entered into a transition services agreement with an affiliate of Covidien at closing.
The description of the terms of the Purchase Agreement is qualified in its entirety by reference to the copy of such Purchase Agreement attached as Exhibit 10.1 to the Initial Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Confluent Surgical, Inc. Statement of Assets To Be Sold as of December 28, 2012 and Independent Auditors Report.

Confluent Surgical, Inc. Statement of Revenue and Direct Expenses for the year ended December 28, 2012 and Independent Auditors Report.

Confluent Surgical, Inc. Condensed Statements of Assets To Be Sold as of September 27, 2013 and December 28, 2012 (unaudited).

Confluent Surgical, Inc. Condensed Statements of Revenue and Direct Expenses for the Nine Months Ended September 27, 2013 and September 28, 2012 (unaudited).

(b) Unaudited Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet of ILS Holdings and Confluent Surgical, Inc. as of September 30, 2013.

Unaudited Pro Forma Condensed Combined Statements of Operations of ILS Holdings and Confluent Surgical, Inc. for the year ended December 31, 2012.

Unaudited Pro Forma Condensed Combined Statements of Operations of ILS Holdings and Confluent Surgical, Inc. for the nine months ended September 30, 2013.

Notes to unaudited Pro Forma Condensed Combined Financial Information of ILS Holdings and Confluent Surgical, Inc.

(d) Exhibits.

2.1 Stock Purchase Agreement, dated as of October 25, 2013, by and between Covidien Group S.A.R.L. and Integra LifeSciences Corporation (Incorporated by reference to Exhibit 10.1 to ILS Holdings' Current Report on Form 8-K filed on January 15, 2014)

23     Consent of Independent Auditors

ITEM 9.01 (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

CONFLUENT SURGICAL INC.,
A PRODUCT LINE OF COVIDIEN PLC

FINANCIAL STATEMENTS

CONFLUENT SURGICAL INC., A PRODUCT LINE OF COVIDIEN PLC
INDEX TO FINANCIAL STATEMENTS

Annual Audited Financial Statements

Independent Auditors’ Report	2

Statement of Assets to be Sold as of December 28, 2012	3

Statement of Revenue and Direct Expenses for the Year Ended December 28, 2012	4

Notes to Financial Statements	5

Interim Unaudited Condensed Financial Statements

Condensed Statements of Assets to be Sold as of September 27, 2013 and December 28, 2012 (unaudited)	9

Condensed Statements of Revenue and Direct Expenses for the Nine Months Ended September 27, 2013 and September 28, 2012 (unaudited)	10

Notes to Condensed Financial Statements (unaudited)	11

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of Covidien plc:

We have audited the accompanying financial statements of Confluent Surgical Inc. (“Confluent”), a product line of Covidien plc, which comprise the statement of assets to be sold as of December 28, 2012, and the statement of revenue and direct expenses for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to Confluent’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Confluent’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be sold of Confluent as of December 28, 2012 and its revenue and direct expenses for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 1 to the financial statements, which describes that the accompanying financial statements were prepared to present the assets to be sold and revenue and direct expenses of Confluent and are not intended to be a complete presentation of Confluent’s financial position or results of operations. Our opinion is not modified with respect to this matter.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 23, 2013

CONFLUENT SURGICAL INC., A PRODUCT LINE OF COVIDIEN PLC
STATEMENT OF ASSETS TO BE SOLD
As of December 28, 2012
(in thousands)

Assets to be Sold
Inventory Credit	$4,000
Fixed assets, net	489
Intangible assets, net	87,691
Total Assets to be Sold	$92,180

See Notes to Financial Statements.

CONFLUENT SURGICAL INC., A PRODUCT LINE OF COVIDIEN PLC
STATEMENT OF REVENUE AND DIRECT EXPENSES
Year Ended December 28, 2012
(in thousands)

Net Revenue	$64,679
Cost of revenue	25,792
Gross Profit	38,887

Direct Expenses:
Selling, general and administrative expenses	22,935
Research and development	1,795
Total Direct Expenses	24,730

Excess of Revenue over Direct Expenses	$14,157

See Notes to Financial Statements.

CONFLUENT SURGICAL INC., A PRODUCT LINE OF COVIDIEN PLC
NOTES TO FINANCIAL STATEMENTS
(in thousands)

1. Basis of Presentation

Basis of Presentation-The financial statements consist of the assets related to Confluent Surgical Inc., a Product Line of Covidien plc, (“Confluent” or the “Company”) to be sold pursuant to the Stock Purchase Agreement by and between Covidien Group S.A.R.L., as Seller, and Integra LifeSciences Corporation (“Integra”), as Buyer, dated as of October 25, 2013 (the “Agreement”), and the related revenues and direct expenses of Confluent. These financial statements are not intended to be a complete presentation of Confluent’s financial position or results of operations. No liabilities related to Confluent will be assumed by Integra; accordingly, such liabilities have been excluded from the financial statements. Confluent is a product line of the Surgical Solutions reporting unit within Covidien’s Medical Devices reportable segment. Covidien Group S.A.R.L. is an indirect, wholly-owned subsidiary of Covidien plc.

Confluent’s products are manufactured in North Haven, Connecticut in a facility which also produces other Covidien products. The products manufactured in this shared facilities are transferred to Confluent at cost. This shared facility is not included in the net assets of Confluent as it is not being sold to Integra. Distribution of Confluent products is generally integrated with other Covidien product lines. In the United States and certain other geographies, products are sold by independent representatives. Outside the United States (other than Japan), products are generally sold through existing Covidien operations. Administrative support services are also integrated within other Covidien operations. Research and development activities primarily occur at a shared Covidien facility in New Bedford, Massachusetts. The statement of revenue and direct expenses does not include any amounts for corporate overhead, interest expense or income taxes. Other than the information regarding certain investing activities that is provided in notes 4 and 5, it is not practicable to provide cash flow information.

The financial statements include allocations for certain services provided by Covidien. As a result, the financial information presented herein may not be indicative of the results that would have been achieved had Confluent operated as a separate, stand-alone entity. The financial statements have been prepared in United States dollars and in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates. Estimates are used in allocating certain selling, marketing, general, and administrative expenses incurred by Covidien that are directly associated with producing revenues. Significant accounting estimates used include estimates of warehousing and distribution costs. Management believes all allocations are reasonable.

Description of the Business-Confluent is a developer and supplier of polymer-based biosurgery technology used in surgical sealants and anti-adhesion products. Confluent’s products include: DuraSeal™, DuraSeal™ Exact/Xact, VascuSeal™, SprayShield™ and various delivery devices. Its products are primarily utilized in neurosurgery, neuro-spine and general surgery.

2. Summary of Significant Accounting Policies

Revenue Recognition-The Company recognizes revenue for product sales when title and risk of loss have transferred from the Company to the buyer, which may be upon shipment or upon delivery to the customer site, based on contract terms or legal requirements in non-U.S. jurisdictions. No individual customer represents more than 10% of net revenue.

The Company sells products both direct to end-user customers and through distributors who resell the products to end- user customers. Rebates are provided to end-user customers at prices determined in accordance with the customer contract. Provisions for rebates, as well as sales discounts, returns and direct ordering fees, are accounted for as a reduction of revenue when revenue is recognized. The total amount charged against gross revenue amounted to $91 for the year ended December 28, 2012.

Taxes collected from customers relating to product sales and remitted to governmental authorities are accounted for on a net basis. Accordingly, such taxes are excluded from both net revenue and expenses.

CONFLUENT SURGICAL INC., A PRODUCT LINE OF COVIDIEN PLC
NOTES TO FINANCIAL STATEMENTS – (Continued)
(in thousands)

Distribution Costs-Distribution costs are included in cost of revenue, a portion of which was allocated as discussed in note 3.

Research and Development-Internal research and development costs are expensed as incurred. Research and development expenses directly associated with producing revenues include salary and benefits, allocated overhead and occupancy costs, clinical trial and related clinical manufacturing costs, contract services and other costs.

Amounts related to research and development collaborations with third parties are expensed as incurred up to the point of regulatory approval. Third-party costs, including certain licensing related payments, subsequent to regulatory approval are capitalized and amortized over the estimated useful life of the related product. Amounts capitalized for such costs are included in intangible assets, net of accumulated amortization.

Currency Translation-All of the assets being sold are located in the United States and, accordingly are denominated in U.S. dollars. For the Company’s non-U.S. entities that transact in a functional currency other than U.S. dollars, revenues and expenses are translated at the average exchange rates in effect during the related month. Translation adjustments for entities in which the functional currency is different from local currency are included in selling, general and administrative expenses. Gains and losses resulting from foreign currency transactions for the year ended December 28, 2012 were insignificant.

Inventory Credit-In lieu of taking ownership of the Company’s inventory, Integra received a $4,000 credit for inventory under a supply agreement entered in conjunction with the Agreement.

Fixed Assets, net-Fixed assets, net are stated at cost. Maintenance and repairs are expensed as incurred. Fixed assets are depreciated using the straight-line method over the following estimated useful lives of the assets:

Machinery and equipment	5 to 10 years
Molds and dies	3 to 4 years

Upon retirement or other disposal of fixed assets, the cost and related amount of accumulated depreciation are eliminated from the asset and accumulated depreciation accounts, respectively. The difference, if any, between the net asset value and the proceeds is included in selling, general and administrative expenses, the amount of which was insignificant for the year ended December 28, 2012.

The Company assesses the recoverability of assets using undiscounted cash flows whenever events or circumstances indicate that the carrying value of an asset may not be recoverable. If an asset is found to be impaired, the amount recognized for impairment is equal to the difference between the carrying value of the asset and the present value of future cash flows or other reasonable estimate of fair value.

Only dedicated assets to be acquired by Integra are included in the statement of assets to be sold. All other assets shared with, and owned by Covidien are excluded.

Intangible Assets, net-Intangible assets acquired in a business combination are recorded at fair value, while intangible assets acquired in other transactions are recorded at cost. The completed technology included in intangible assets, net on the Statement of Assets to be Sold resulted from Covidien’s acquisition of Confluent Surgical, Inc. in August 2006. The completed technology is comprised of $107 million of core technology, which represents the patented core chemistry included in the Company’s products, and $60 million associated with three different completed product line technologies. Intangible assets are amortized using the straight-line method over the following estimated useful lives of the assets:

Completed technology	12 to 14 years
License	11 to 15 years

Amortization expense is included in cost of revenue. The Company reviews intangible assets for impairment by comparing the fair value of the assets, estimated using an income approach, with their carrying value. If the carrying value exceeds the fair value of the intangible asset, the amount recognized for impairment is equal to the difference between the

CONFLUENT SURGICAL INC., A PRODUCT LINE OF COVIDIEN PLC
NOTES TO FINANCIAL STATEMENTS – (Continued)
(in thousands)

carrying value of the asset and the present value of future cash flows. The Company assesses the remaining useful life and the recoverability of intangible assets whenever events or circumstances indicate that the carrying value of an asset may not be recoverable.

3. Allocation of Direct Expenses

Covidien does not allocate freight and warehousing, certain research and development, selling and marketing, and general and administrative expenses to its operating divisions for internal financial reporting. However, an allocation of such direct expenses from Covidien has been included in the accompanying financial statements and is summarized as follows:

December 28,
2012
Cost of revenue	$1,218
Research and development	771
Selling and marketing	2,332
General and administrative expenses	5,936
Total	$10,257

Management believes that all allocations of the direct expenses which are discussed below are reasonable; however, these costs may not be indicative of the costs that would have been incurred if Confluent operated on a stand-alone basis.

Cost of Revenue-The Company was allocated freight and warehousing costs for shared distribution facilities. In the United States, these allocations were based on the Company’s U.S. shipments as a percent of total shipments from one of Covidien’s U.S. distribution centers. Outside the United States, the Company was allocated freight and warehousing costs based on its pro-rata percentage of the Surgical Solutions reporting unit’s net revenue in each of the respective regions.

Research and Development Expenses-The Company’s research and development is based solely in the United States, a portion of which is allocated. The allocated portion was based on the proportionate share that the Company’s sealant products being sold herein represented of the direct research and development expense of Covidien’s U.S. total biosurgery business.

Selling and Marketing Expenses-The Company has dedicated sales representatives in the United States and Japan. Additionally, in the United States, the Company has third-party sales agents. Accordingly, selling and marketing expenses in the United States and Japan are direct expenses of the Company. In all other regions, the Company’s products are sold through centralized selling and marketing personnel which sell other Covidien products. For these regions, the Company was allocated sales and marketing expenses from Covidien’s Surgical Solutions reporting unit based on a pro-rata percentage of Surgical Solution’s net revenue in each of the respective regions.

General and Administrative Expenses-Covidien’s direct support costs represent personnel and support expenses for quality control, regulatory compliance, customer service, warehousing and engineering support. The allocation includes use of corporate facilities by these employees. The Company was allocated general and administrative expenses from Covidien’s Surgical Solutions reporting unit, based on a pro-rata percentage of Surgical Solution’s worldwide net revenue.

Corporate Expenses-Covidien allocates certain corporate overhead costs to its operating segments. These costs are administrative services that are primarily related to accounting, facilities and information technology systems. These costs are not part of the direct expense, operations or business of Confluent on a stand-alone basis. Accordingly, allocations of Covidien’s overhead costs have been excluded from the Confluent financial statements. Similarly, corporate overhead costs that are administrative services primarily related to costs associated with being a publicly traded company, including treasury, tax, risk management and certain human resource functions, which Covidien does not allocate to its operating segments, have also been excluded from these financial statements.

CONFLUENT SURGICAL INC., A PRODUCT LINE OF COVIDIEN PLC
NOTES TO FINANCIAL STATEMENTS – (Continued)
(in thousands)

4. Fixed Assets, net

December 28,
2012
Machinery and equipment	$951
Molds and dies	220
Accumulated depreciation	(682)
Fixed assets, net	$489

Depreciation expense on property, plant and equipment was $177 for the year ended December 28, 2012. Confluent acquired fixed assets with a cost of $5 during the year ended December 28, 2012.

5. Intangible Assets, net

	December 28, 2012
	Gross
	Carrying	Accumulated
	Amount	Amortization
Completed technology	$167,039	$83,697
License	5,531	1,182
Total	$172,570	$84,879

Intangible assets amortization expense was $13,499 for the year ended December 28, 2012. Annual amortization expense associated with the intangible assets included on the Company’s balance sheet as of December 28, 2012 is estimated to be approximately $13,600 per year for each of the next five years.

In 2009, the Company entered into an exclusive license agreement for product rights to a reagent used in the manufacture of the Company’s products for an upfront payment of $5,000, which was capitalized as an intangible asset. Under the license arrangement, the Company is obligated to make additional payments of up to $7,000 based upon the successful transfer of the technology to a contract manufacturer. During the year ended December 28, 2012, the Company made a milestone payment of $531, which was capitalized as an intangible asset.

6. Share Plans

Confluent has no employee share option plans, however, certain employees of Confluent have been granted share options under Covidien’s amended and restated 2007 Stock and Incentive Plan, which provides for the award of stock options, stock appreciation rights, annual performance bonuses, long-term performance awards, restricted units, restricted stock, deferred stock units, promissory stock and other stock-based awards. Upon disposition, holders of Covidien equity awards will receive pro-rata vesting of Covidien shares and holders of Covidien options will have up to three years to exercise such options.

Compensation costs related to share-based transactions are recognized in the financial statements based on fair value. Total equity-based compensation cost for the year ended December 28, 2012 was $74 and has been included in selling, general and administrative expenses.

CONFLUENT SURGICAL INC., A PRODUCT LINE OF COVIDIEN PLC
NOTES TO FINANCIAL STATEMENTS – (Continued)
(in thousands)

7. Geographic Data

The Company operates as a single segment. Selected information by geographic area is presented below:

Year Ended
December 28, 2012
Net Revenues(1):
United States	$47,854
Europe	9,516
Japan	4,773
Other International	2,536
$64,679

(1) Sales to external customers are reflected in the regions based on the reporting entity that records the transaction.

CONFLUENT SURGICAL, INC., A PRODUCT LINE OF COVIDIEN PLC
CONDENSED STATEMENTS OF ASSETS TO BE SOLD (UNAUDITED)
As of September 27, 2013 and December 28, 2012
(in thousands)

	September 27, 2013	December 28, 2012
Assets to be Sold
Inventory credit	$4,000	$4,000
Fixed assets, net	445	489
Intangible assets, net	80,026	87,691
Total Assets to be Sold	$84,471	$92,180

See Notes to Condensed Financial Statements.

CONFLUENT SURGICAL INC., A PRODUCT LINE OF COVIDIEN PLC
CONDENSED STATEMENTS OF REVENUE AND DIRECT EXPENSES (UNAUDITED)
Nine Months Ended September 27, 2013 and September 28, 2012
(in thousands)

	Nine Months Ended
	September 27,	September 28,
	2013	2012
Net Revenue	$49,197	$48,551
Cost of revenue	18,777	20,074
Gross Profit	30,420	28,477

Direct Expenses:
Selling, general and administrative expenses	17,769	17,188
Research and development	892	1,329
Total Direct Expenses	18,661	18,517

Excess of Revenue over Direct Expenses	$11,759	$9,960

See Notes to Condensed Financial Statements.

CONFLUENT SURGICAL INC., A PRODUCT LINE OF COVIDIEN PLC
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
(in thousands)

1. Basis of Presentation

Basis of Presentation-The financial statements consist of the assets related to Confluent Surgical Inc., a Product Line of Covidien plc, (“Confluent” or the “Company”) to be sold pursuant to the Stock Purchase Agreement by and between Covidien Group S.A.R.L., as Seller, and Integra LifeSciences Corporation (“Integra”), as Buyer, dated as of October 25, 2013 (the “Agreement”), and the related revenues and direct expenses of Confluent. These financial statements are not intended to be a complete presentation of Confluent’s financial position or results of operations. No liabilities related to Confluent will be assumed by Integra; accordingly, such liabilities have been excluded from the financial statements. Confluent is a product line of the Surgical Solutions reporting unit within Covidien’s Medical Devices reportable segment. Covidien Group S.A.R.L. is an indirect, wholly-owned subsidiary of Covidien plc.

Confluent’s products are manufactured in North Haven, Connecticut in a facility which also produces other Covidien products. The products manufactured in this shared facilities are transferred to Confluent at cost. This shared facility is not included in the net assets of Confluent as it is not being sold to Integra. Distribution of Confluent products is generally integrated with other Covidien product lines. In the United States and certain other geographies, products are sold by independent representatives. Outside the United States (other than Japan), products are generally sold through existing Covidien operations. Administrative support services are also integrated within other Covidien operations. Research and development activities primarily occur at a shared Covidien facility in New Bedford, Massachusetts. The statement of revenue and direct expenses does not include any amounts for corporate overhead, interest expense or income taxes. Other than the information regarding certain investing activities that is provided in notes 4 and 5, it is not practicable to provide cash flow information.

The unaudited financial statements include allocations for certain services provided by Covidien. As a result, the financial information presented herein may not be indicative of the results that would have been achieved had Confluent operated as a separate, stand-alone entity. The financial statements have been prepared in United States dollars and in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In management’s opinion, the unaudited financial statements contain all normal recurring adjustments necessary for a fair presentation of the interim results reported. The year-end balance sheet data were derived from the audited financial statements, but do not include all of the annual disclosures required by U.S. GAAP; accordingly, these unaudited financial statements should be read in conjunction with the Company’s audited financial statements. The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates. Estimates are used in allocating certain selling, marketing, general, and administrative expenses incurred by Covidien that are directly associated with producing revenues. Significant accounting estimates used include estimates of warehousing and distribution costs. Management believes all allocations are reasonable.

2. Inventory Credit

In lieu of taking ownership of the Company’s inventory, Integra received a $4,000 credit for inventory under a supply agreement entered into in conjunction with the Agreement.

CONFLUENT SURGICAL INC., A PRODUCT LINE OF COVIDIEN PLC
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)
(in thousands)

3. Allocation of Direct Expenses

Covidien does not allocate freight and warehousing, certain research and development, selling and marketing, and general and administrative expenses to its operating divisions for internal financial reporting. However, an allocation of such direct expenses from Covidien has been included in the accompanying financial statements and is summarized as follows:

	Nine Months Ended
	September 27, 2013	September 28, 2012
Cost of revenue	$937	$987
Research and development	363	577
Selling and marketing	2,595	1,734
General and administrative expenses	4,250	4,452
Total	$8,145	$7,750

Management believes that all allocations of the direct expenses which are discussed below are reasonable; however, these costs may not be indicative of the costs that would have been incurred if Confluent operated on a stand-alone basis.

Cost of Revenue-The Company was allocated freight and warehousing costs for shared distribution facilities. In the United States, these allocations were based on the Company’s U.S. shipments as a percent of total shipments from one of Covidien’s U.S. distribution centers. Outside the United States, freight and warehousing costs have been allocated based on a pro-rata percentage of Surgical Solution’s net revenue in each of the respective regions.

Research and Development Expenses-The Company’s research and development is based solely in the United States, a portion of which is allocated. The allocated portion was based on the proportionate share that the Company’s sealant products being sold herein represented of the direct research and development expense of Covidien’s U.S. total biosurgery business.

Selling and Marketing Expenses-The Company has dedicated sales representatives in the United States and Japan. Additionally, in the United States, the Company has third-party sales agents. Accordingly, selling and marketing expenses in the United States and Japan are direct expenses of the Company. In all other regions, the Company’s products are sold through centralized selling and marketing personnel which sell other Covidien products. For these regions, the Company was allocated sales and marketing expenses from Covidien’s Surgical Solutions reporting unit based on a pro-rata percentage of Surgical Solution’s net revenue in each of the respective regions.

General and Administrative Expenses-Covidien’s direct support costs represent personnel and support expenses for quality control, regulatory compliance, customer service, warehousing and engineering support. The allocation includes use of corporate facilities by these employees. The Company was allocated general and administrative expenses from Covidien’s Surgical Solutions reporting unit, based on a pro-rata percentage of Surgical Solution’s worldwide net revenue.

Corporate Expenses-Covidien allocates certain corporate overhead costs to its operating segments. These costs are administrative services that are primarily related to accounting, facilities and information technology systems. These costs are not part of the direct expense, operations or business of Confluent on a stand-alone basis. Accordingly, allocations of Covidien’s overhead costs have been excluded from the Confluent financial statements. Similarly, corporate overhead costs that are administrative services primarily related to costs associated with being a publicly traded company, including treasury, tax, risk management and certain human resource functions, which Covidien does not allocate to its operating segments, have also been excluded from these financial statements.

CONFLUENT SURGICAL INC., A PRODUCT LINE OF COVIDIEN PLC
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED) — (Continued)
(in thousands)

4. Fixed Assets, net

	September 27, 2013	December 28, 2012
Machinery and equipment	$ 979	$ 951
Molds and dies	220	220
Accumulated depreciation	(754)	(682)
Fixed assets, net	$ 445	$ 489

Depreciation expense on property, plant and equipment was $131 and $133 for the nine months ended September 27,
2013 and September 28, 2012, respectively. Confluent acquired fixed assets with a cost of $27 and $5 during the nine months ended September 27, 2013 and September 28, 2012, respectively.

5. Intangible Assets, net

	September 27, 2013		December 28, 2012
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
Completed Technology	$167,039	$93,543	$167,039	$83,697
License	8,031	1,501	5,531	1,182
Total	$175,070	$95,044	$172,570	$84,879

Intangible assets amortization expense was $10,165 and $10,123 for the nine months ended September 27, 2013 and September 28, 2012, respectively. Annual amortization expense associated with the intangible assets included on the Company’s balance sheet as of September 27, 2013 is estimated to be approximately $13,800 per year for each of the next five years.

During the nine months ended September 28, 2012 and September 27, 2013, the Company made milestone payments under an existing license arrangement of $531 and $2,500, respectively, which were capitalized as intangible assets.

6. Geographic Data

The Company operates as a single segment. Selected information by geographic area is presented below:

	Nine Months Ended
	September 27, 2013	September 28, 2012
Net Revenues(1):
United States	$36,687	$35,829
Europe	7,081	7,285
Japan	2,525	3,551
Other International	2,904	1,886
	$49,197	$48,551

(1) Sales to external customers are reflected in the regions based on the reporting entity that records the transaction.

ITEM 9.01 (b) UNAUDITED PRO FORMA FINANCIAL INFORMATION

On January 15, 2014, Integra LifeSciences Corporation (the "Company"), a wholly owned subsidiary of ILS Holdings, completed the acquisition of the outstanding stock of Confluent Surgical, Inc. ("Confluent"). Under the terms of the Purchase Agreement, the Company paid Covidien an initial cash payment of $231 million upon the closing of the transaction on January 15, 2014 and at that time made a prepayment of $4 million under a transitional supply agreement with an affiliate of Covidien. In addition, the Company may pay Covidien up to $30 million following the closing, contingent upon obtaining certain U.S. and European governmental approvals related to the completion of the transition of the Confluent Surgical business and the timely supply of products under the transitional supply agreement. The Company also entered into a transition services agreement with an affiliate of Covidien at closing. The Confluent acquisition is accounted for under FASB Accounting Standards Codification Topic 805 (ASC 805), Business Combinations.
Confluent Surgical manufactures several product lines, including surgical sealants, adhesion barrier, and, most importantly, DuraSeal®. The addition of the DuraSeal® product lines enables the Company's sales force and distributor partners to provide their customers with a best-in-class dural sealant as they seek to support surgeon’s efforts to minimize cerebrospinal fluid leaks upon completion of the surgical procedure. This acquisition perfectly complements the Company's global Neurosurgery growth strategy aimed at providing a broader set of solutions for surgical procedures in the head.
The unaudited pro forma condensed combined balance sheet as of September 30, 2013 was prepared by combining the historical balance sheet of ILS Holdings at September 30, 2013 with the historical statement of assets to be sold of Confluent at September 28, 2013, giving effect to the acquisition as though it was completed on September 30, 2013.
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 were prepared by combining ILS Holding's historical statements of operations for the year ended December 31, 2013 and the nine months ended September 30, 2013, respectively, with Confluent’s historical statements of revenue and direct expenses for the year ended December 28, 2012 and the nine months ended September 27, 2013, respectively, giving effect to the acquisition as though it was completed on January 1, 2012. These unaudited pro forma condensed combined statements of operations do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expenses resulting from the transaction.
These pro forma condensed combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that ILS Holdings believes are reasonable, directly attributable to the acquisition, and factually supportable. These pro forma condensed combined financial statements do not purport to represent what the consolidated results of operations or financial position of ILS Holdings would actually have been if the acquisition had occurred on the dates referred to above, nor do they purport to project the results of operations or financial position of ILS Holdings for any future period or as of any date.

Integra LifeSciences Holdings Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2013
(amounts in thousands)

	ILS Holdings	Confluent	Adjustments	Note	Pro Forma
Assets:
Cash and cash equivalents	$118,868	$—	$(2,387)	a, b, c, d, e	$116,481
Accounts receivable, net	113,538	—	—		113,538
Inventories, net	207,389	4,000	(4,000)	f	207,389
Deferred tax assets	40,049	—	—		40,049
Prepaid expenses and other current assets	30,739	—	4,000	d	34,739
Total current assets	510,583	4,000	(2,387)		512,196
Property, plant & equipment, net	192,724	445	(7)	d, f	193,162
Intangible assets, net	202,410	80,026	157,974	d, f	440,410
Goodwill	248,824	—	118,976	d	367,800
Deferred tax assets	19,545	—	14	d	19,559
Other assets	9,986	—	—		9,986
Total assets	$1,184,072	$84,471	$274,570		$1,543,113

Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable, trade	$54,466	$—	$—		$54,466
Deferred revenue	4,474	—	—		4,474
Accrued compensation	28,520	—	—		28,520
Accrued expenses and other current liabilities	34,818	—	1,821	d	36,639
Total current liabilities	122,278	—	1,821		124,099
Long-term borrowings under senior credit facility	341,875	—	82,542	b, c	424,417
Long-term convertible securities	203,265	—	—		203,265
Deferred tax liabilities	5,154	—	98,911	d	104,065
Other liabilities	12,023	—	25,696	d	37,719
Total liabilities	684,595	—	208,970		893,565

Stockholders’ Equity:
Common stock and paid-in capital, net of treasury stock	227,327	84,471	67,987	a, f	379,785
Accumulated other comprehensive income (loss)	(713)	—	—		(713)
Retained earnings	272,863	—	(2,387)	e	270,476
Total stockholders’ equity	499,477	84,471	65,600		649,548
Total liabilities and stockholders’ equity	$1,184,072	$84,471	$274,570		$1,543,113

Integra LifeSciences Holdings Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2012
(amounts in thousands, except per share amounts)

	ILS Holdings	Confluent	Adjustments	Note	Pro Forma

Total revenue, net	$830,871	$64,679	$—		$895,550

Costs and expenses:
Cost of goods sold	314,427	25,792	(193)	1, 3, 4, 5	340,026
Research and development	51,012	1,795	—		52,807
Selling, general and administrative	373,114	22,935	—		396,049
Intangible asset amortization	18,536	—	—		18,536
Total costs and expenses	757,089	50,522	(193)		807,418
Operating income	73,782	14,157	193		88,132

Interest income	1,205	—	—		1,205
Interest expense	(22,237)	—	(1,577)	7	(23,814)
Other income (expense), net	(721)	—	—		(721)
Income before income taxes	52,029	14,157	(1,384)		64,802
Provision for income taxes	10,825	—	5,974	8, 9	16,799
Net income	$41,204	$14,157	$(7,358)		$48,003

Net income per common share:
Basic	$1.46				$1.49
Diluted	$1.44				$1.48

Weighted average common shares outstanding:
Basic	28,232		4,025	2	32,257
Diluted	28,516		4,025	2	32,541

Integra LifeSciences Holdings Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Nine-month period ended September 30, 2013
(amounts in thousands, except per share amounts)

	ILS Holdings	Confluent	Adjustments	Note	Pro Forma

Total revenue, net	$615,445	$49,197	$—		$664,642

Costs and expenses:
Cost of goods sold	247,437	18,777	(246)	1, 3, 4	265,968
Research and development	37,577	892	—		38,469
Selling, general and administrative	295,713	17,769	(166)	6	313,316
Intangible asset amortization	9,660	—	—		9,660
Goodwill impairment charge	46,738	—	—		46,738
Total costs and expenses	637,125	37,438	(412)		674,151

Operating income (loss)	(21,680)	11,759	412		(9,509)

Interest income	390	—	—		390
Interest expense	(15,081)	—	(1,182)	7	(16,263)
Other income (expense), net	(1,544)	—	—		(1,544)

Income (loss) before income taxes	(37,915)	11,759	(770)		(26,926)

Provision for (benefit from) income taxes	(8,755)	—	5,139	8, 9	(3,616)

Net income (loss)	$(29,160)	$11,759	$(5,909)		$(23,310)

Net income (loss) per common share:
Basic	$(1.05)				$(0.73)
Diluted	$(1.05)				$(0.73)

Weighted average common shares outstanding:
Basic	27,855		4,025	2	31,880
Diluted	27,855		4,025	2	31,880

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Pro Forma Presentation
For the pro forma condensed combined balance sheet, the $255.9 million purchase price ($235.0 million in cash, and contingent consideration with an acquisition date fair value of $20.9 million) has been allocated based on management’s preliminary estimate of the fair values of the Confluent assets to be sold and liabilities assumed as of January 15, 2014. Certain elements of the purchase price allocation are considered preliminary, particularly as it relates to the final valuation of certain identifiable intangible assets and there could be significant adjustments when the valuation is finalized. Management expects the purchase price allocation to be finalized during the second quarter of 2014. The preliminary purchase price allocation is as follows (in thousands):

Prepaid expenses and other current assets	$4,000
Property and equipment, net	438
Intangible assets	238,000
Goodwill	118,976
Deferred tax asset	14

Total Assets	361,428

Accrued expenses and other current liabilities	1,821
Deferred tax liabilities	98,911
Other non-current liabilities	4,801

Total liabilities	105,533

Total consideration	$255,895
The amount and useful lives of acquired intangible assets were as follows (in thousands):

	Amount	Useful Life

DuraSeal product rights	$236,200	20 years
VascuSeal product rights	800	3 years
SprayShield product rights	600	3 years
Below-market supply agreement	400	1 year
Total acquired intangible assets	$238,000
Subsequent to the acquisition date, an event occurred that resulted in the full-impairment of the SprayShield product rights. This event was not known, or knowable, at the time of the acquisition and therefore has not been reflected in these pro forma results.
The goodwill recorded is based on the benefits ILS Holdings expects to generate from the future cash flows of the acquired product lines.

2.	Pro Forma Adjustments
The following are the descriptions of the pro forma condensed combined balance sheet adjustments:

a)	ILS Holdings raised $152.5 million of cash through a common stock offering during November 2013 in anticipation of the acquisition.
b)	ILS Holdings initially used the entire common stock issuance proceeds of $152.5 million to repay a portion of the outstanding balance on its senior credit facility.
c)	ILS Holdings borrowed $235.0 million to fund the acquisition from its senior credit facility in January 2014 at an initial variable interest rate of 1.91%.
d)
This adjustment reflects: a) the payment of the purchase price of $235.0 million in cash, b) the value of contingent consideration of $20.9 million recorded in long-term liabilities, and c) allocation of assets and liabilities acquired as follows: 1) inventory deposit of $4.0 million in other current assets, 2) fixed assets of $0.4 million, 3) intangible assets of $238.0 million, 4) goodwill of $119.0 million, 5) short-term contingent supply liability of $1.8 million, 6) long-term contingent supply liability of $4.1 million, 7) long-term above market supply agreement liability of $0.7 million, and 8) long-term deferred tax liabilities of $98.9 million.

e)	This adjustment records the impact of external costs paid by ILS Holdings of $2.4 million related to the acquisition that were incurred subsequent to September 30, 2013.
f)
This adjustment eliminates the historical carrying value of Confluent's existing: inventory of $4.0 million, fixed assets of $0.4 million, intangible assets of $80.0 million, and equity of $84.5 million.

The following are the descriptions of the pro forma condensed combined statement of operations adjustments:

1)
This adjustment records amortization expense of $12.1 million for the year ended December 31, 2012 and $9.1 million for the nine months ended September 30, 2013 within cost of product revenues for intangible technology assets subject to amortization recorded in connection with the acquisition on a straight-line basis over their amortizable lives ranging from 3 to 20 years.

2)	This adjustment reflects the increase in common shares outstanding related to the issuance of stock in anticipation of the acquisition of Confluent.
3)
This adjustment records a 10% markup to the historical cost of goods sold to reflect the ongoing markup that ILS Holdings will pay under the transitional supply agreement with an affiliate of Covidien amounting to $0.8 million for the year ended December 31, 2012 and $0.9 million for the nine months ended September 30, 2013

4)
This adjustment reverses the historical amortization expense that Confluent recorded on its intangible assets of $13.5 million for the year ended December 31, 2012 and $10.2 million for the nine months ended September 30, 2013.

5)	This adjustment reflects the amortization of the below-market supply agreement asset of $0.4 million for the year ended December 31, 2012.
6)	This adjustment reverses deal related costs paid by ILS Holdings during the third quarter of 2013 of $0.2 million.
7)
This adjustment records incremental interest expense related to the net additional borrowings from the senior credit facility in connection with the acquisition. The incremental interest expense was $1.6 million for the year ended December 31, 2012 and $1.2 million for the nine months ended September 30, 2013.

A 1/8% change in the variable interest rate would have impacted the net interest expense above by $0.1 million for both the year ended December 31, 2012 and for the nine months ended September 30, 2013.

8)	This adjustment reflects the tax impact of adjustments 1 - 7 above, at a combined statutory federal and state rate of 46.8%.
9)	This adjustment reflects the tax impact of the Confluent stand-alone results at a combined statutory federal and state rate of 46.8%.

3. Non-Recurring Charges
The pro forma condensed combined statements of operations for the year ended December 31, 2012 does not reflect the impact of the subsequent full-impairment of the SprayShield product rights on cost of goods sold. Under SEC rules and regulations relating to pro forma financial statements, this amount is considered to be a non-recurring charge and is excluded from the pro forma statements of earnings. However, ILS Holdings' future statements of earnings will be impacted by this adjustment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

By:	/s/ John B. Henneman, III
John B. Henneman, III
Corporate Vice President, Finance and Administration, and Chief Financial Officer

Date: April 2, 2014

EXHIBIT INDEX

Exhibit Number	Description

2.1
Stock Purchase Agreement, dated as of October 25, 2013, by and between Covidien Group S.A.R.L. and Integra LifeSciences Corporation (Incorporated by reference to Exhibit 10.1 to ILS Holdings' Current Report on Form 8-K filed on January 15, 2014)

23	Consent of Independent Auditors